UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): October 23, 2006


                            YARC SYSTEMS CORPORATION, INC.
_____________________________________________________________________________
            (Exact name of Registrant as specified in its charter)

         CALIFORNIA                   000-29969            77-0185650
_____________________________        ___________          ___________________

 (State or other jurisdiction        (Commission          (I.R.S. Employer
      of incorporation)              File Number)         Identification No.)


3423 Hill Canyon Ave, Thousand Oaks, CA          91360
(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code: (805)492-3693



Item  3.03  Material Modifications to the rights of Security Holders
----------------------------

On 10 Oct 2006 a complaint was filed on behalf of Riverview Capital Inc, a Minnesota Corporation, individually as a shareholder and derivatively on behalf of YARC Systems Inc, against YARC Systems Corporation Inc, by Cox, Castle and Nicholson LLP,
19800 MacArthur Blvd, Suite 500
Irvine CA 92612 (attorney: Lynn T Galuppo, state bar 204096)
Telephone (949)476-2111  FAX: (949)476-0256

The case was filed in the Superior Court of the State of California for the County of Ventura,
800 S. Victoria Ave, Ventura CA 93009-0001
phone:(805) 654-2609  Department 41.

Information about the disposition of the case can be obtained from the Court's website at http://www.ventura.courts.ca.gov/
Case Number 244074 Type: CIV

The complaint pleads for
(1) Appointment of Receiver and Board
(2) Declaratory Relief for Revivor and Appointment of a Board
(3) Accounting
(4) Inspection of Book and Records

YARC Systems Corporation was placed in Chapter 7 Bankruptcy in 2001.
In 2001 a motion to reopen the bankruptcy was filed by the Bankruptcy Chapter 7 Trustee David Y Farmer, 1254 Marsh Street, St Luis Obispo. That motion was withdrawn after this Director filed an objection based, inter alia, and without limitation, that David Y Farmer would not guarantee that his contemplated sale of equities would be handled pursuant to The Securities Exchange Act of 1934 as amended ('The Act'), and the regulations thereunder.

YARC Systems Corporation has had no income since early 2001. It has not been operating since 2001. The Chapter 7 Trustee did not allocate any funds for the resuscitation of the Corporation. There are no funds available which would enable the Corporation to retain the services of an attorney, and, as of this date, none have offered their services 'pro bono'.

The interests of stockholders may therefore be materially affected by this upcoming action. Stockholders who wish their interests to be considered by the Court should contact the Court and make arrangements to be heard.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 YARC SYSTEMS CORPORATION, INC.
                                 Registrant


Dated: October 23, 2006          By  /s/ Trevor G Marshall
                                 _______________________

                                 Trevor G Marshall
                                 Director